Exhibit 10.1



                            DEFERRED COMPENSATION AND
                          SALARY CONTINUATION AGREEMENT


     THIS AGREEMENT, entered into as of the 2nd day of March, 1977, by and between TERRACOR, a Utah corporation, of Salt Lake City, Utah, hereinafter called the Corporation, and IAN M. CUMMING, hereinafter called the Employee.

     WHEREAS, the Employee's competent and faithful efforts on behalf of the Corporation have resulted in substantial growth and benefits to the Corporation, and

     WHEREAS, the Corporation values the efforts, abilities and accomplishments of the Employee and recognizes that his future services are vital to its continued growth and profits and that the loss of his services would result in substantial financial losses, and

     WHEREAS, the Corporation, in order to retain the services of the Employee, is willing to provide post-retirement benefits and/or post-death benefits for his named dependents as set out below, and the Employee in consideration thereof agrees to continue in the employment of the Corporation,

         NOW THEREFORE, it is mutually agreed that:

1.   Salary Continuation Benefits. If the Employee dies while employed by the
     ----------------------------
     Corporation prior to attaining his retirement age of 65 years, the Corporation will pay the sum of Ten Thousand Dollars ($10,000.00) per year payable in monthly installments for a period of ten (10) years to such individual or individuals as the Employee may have designated in writing filed with and approved by the Corporation or, in the absence of such designation, to one or more or all of the next of kin of the Employee (including a surviving spouse), and in such proportions as the corporation determines, or to the legal representative of his estate. The first payment shall be made not later than six (6) months next following the date of death of the Employee.

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2.   Deferred Compensation Benefits. The corporation agrees that, commencing
     ------------------------------
     with the date of the Employee's retirement at age 65, he shall be entitled to receive from the Corporation the sum of Ten Thousand Dollars ($10,000.00) per year, payable in monthly installments, for a period of ten
     (10) years immediately following the date of such retirement or until his death, whichever first occurs. If the Employee should die during said ten-year period, the sum of Ten Thousand Dollars ($10,000.00) per year shall be payable to such individual or individuals as the Employee shall have designated in writing filed with and approved by the Corporation, or in the absence of such designation, to the estate of the Employee, until the expiration of said ten-year period.

3.   Assignment of Rights. Neither the Employee, his widow, nor any other
     --------------------
     designee of the Employee shall have any right to commute, sell, assign, transfer or otherwise convey the right to receive any payments hereunder.

4.   Construction of Agreement. Any payment under this Agreement shall be
     -------------------------
     independent of, and in addition to, those under any other agreement which may be in force between the parties hereto, or any other compensation payable to the Employee's designee by the Corporation. The Agreement shall not be construed as a contract of employment nor does it restrict the right of the Corporation to discharge the Employee for proper cause or right of the Employee to terminate his employment.

          The rights accruing to the Employee or any designee under the provisions of this Agreement shall be solely those of an unsecured creditor of the Corporation

5.   Amendment of Agreement. This Agreement may be altered, amended or revoked
     ----------------------
     by a written agreement signed by the Corporation and the Employee. The laws of the State of Utah shall govern this Agreement.


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6.   Interpretation of Agreement. Where appropriate in this Agreement, words
     ---------------------------
     used in the singular shall include the plural and words used in the masculine shall include the feminine.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first hereinabove written.


                                      EMPLOYEE:


                                      /s/ Ian M. Cumming
                                      --------------------
                                      Ian M. Cumming


                                      TERRACOR, a Utah Corporation

                                      By: /s/ C. Bruce Miller
                                          ------------------
                                      Its:  Executive Vice President





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